UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC  20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 30, 2017

Dominion Energy, Inc.
 (Exact Name of Registrant as Specified in Its Charter)

Virginia (State or other jurisdiction of incorporation)	001-08489 (Commission File Number)	54-1229715 (IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia (Address of Principal Executive Offices)	23219 (Zip Code)

Registrant's Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01  Other Items

In its proxy statement, filed with the Securities and Exchange Commission on March 20, 2017, Dominion Energy, Inc. (the "Company") informed shareholders that submissions of proposals for possible inclusion in the Company's 2018 Proxy Statement must be received by the Company's Corporate Secretary no later than 5 p.m., Eastern Time, on November 20, 2017.  The Company has set a new deadline for submissions of proposals for possible inclusion in the Company's 2018 Proxy Statement.  As a result, submissions of proposals for possible inclusion in the Company's 2018 Proxy Statement must be received by the Company's Corporate Secretary no later than 5 p.m., Eastern Time, on December 1, 2017.  Shareholders should refer to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, which sets standards for eligibility and other matters governing shareholder proposals.  Shareholder proposals should be sent to the Company's Corporate Secretary at Dominion Energy, Inc., 120 Tredegar Street, Richmond, Virginia 23219.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION ENERGY, INC. Registrant

/s/ Carter M. Reid
Carter M. Reid Executive Vice President, Chief Administrative & Compliance Officer and Corporate Secretary

Date:  October 30, 2017